EXHIBIT 10.61
                                                                -------------

Confidential treatment has been requested for portions of this agreement pursuant to an application dated June 21, 1996, as separately filed with the Securities and Exchange Commission. Confidential portions are indicated with an asterisk ("*").

                          LETTER OF INTENT

     THIS LETTER OF INTENT is made on the 19th day of June 1996, by and between Agouron Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the state of California, having a principal place of business at 10350 North Torrey Pines Road, La Jolla, California, United States of America (hereinafter called "Agouron"), and F. Hoffmann-La Roche Ltd, a corporation duly organized and existing under the laws of Switzerland, having its principal place of business at CH-4002-Basel, Switzerland and Hoffmann-La Roche Inc. ("Roche"), a corporation duly organized and existing under the laws of the state of New Jersey, having a principal place of business at 340 Kingsland Street, Nutley, New Jersey 07110 (hereinafter collectively called "Roche"). Agouron and Roche are sometimes hereinafter referred to as a party (collectively "parties") to this Agreement.

                              Background

     Agouron and Roche are interested in forming an alliance for the purpose of discovering, developing, manufacturing and marketing novel anti-cancer agents. To confirm the commencement of this collaboration, the parties wish to initially enter into this Letter Of Intent which sets forth the basic terms of the understanding between the parties. The full terms of the collaboration between the parties will be set forth in a definitive agreement to be prepared as described below.

       NOW THEREFORE, the parties agree as follows:

1. Terms. The parties hereby enter into this Letter of Intent to confirm their formation of a collaboration on terms substantially in accordance with those contained in Exhibit A hereto. The parties acknowledge that the Exhibit A states the basic terms of the understanding between the parties and is subject to the further negotiation and preparation of an agreement containing the full terms of the collaboration between the parties (Definitive Agreement). Each party agrees to act in good faith in an effort to negotiate, execute and deliver the Definitive Agreement on or before *

2.     Disclosure.       The parties shall jointly prepare and release
a statement about the existence of this Letter of Intent and of the formation of the collaboration between Agouron and Roche. Except as agreed to by the parties neither Agouron nor Roche shall release any further information to any third party who is not under an obligation of confidentiality with respect thereto about any of the terms of this Letter of Intent or of the collaboration without the prior written consent of the other, which consent shall not unreasonably be withheld. This prohibition includes, but is not limited to, press releases, educational and scientific conferences, promotional materials and discussions with the media. If a party determines that it is required by law to release information to any third party regarding the terms of this Letter of Intent or the subject matter of the collaboration, it shall notify the other party of this fact prior to releasing the information. The notice to the other party shall include the text of the information proposed for release. The other party shall have the right to confer with the notifying party regarding the necessity for the disclosure and the text of the information proposed for release.

[PAGE]
3. Miscellaneous. This Letter of Intent contains the entire agreement between the parties as to the matters set forth herein and shall be construed in accordance with the laws of the State of California, United States of America. Exhibit A describes the parties' understanding with respect to the worldwide development and commercialization of Thymitaq (TM) and AG3340 products, and a collaborative research program focused on cell-cycle control. Exhibit A also provides for the granting to Agouron of the right in North America to commercialize a Roche anti-cancer product to be designated in the future. As set forth in Exhibit A, a termination of one or both of the Thymitaq or AG3340 Development Programs shall not be deemed a termination of the other Development Program, the Cell Cycle Research Program and/or Agouron's right to commercialize a Roche Cancer Product. This Letter of Intent, including Exhibit A, shall not be amended, supplemented or otherwise modified, except by an instrument in writing signed by duly authorized officers of both parties. Each party shall bear all of the expenses incurred by it in connection with the negotiation and preparation of this Letter of Intent and the Definitive Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Letter of Intent, in duplicate originals, by their respective officers thereunto duly authorized, the day and year hereinabove written.


F. HOFFMANN-LA ROCHE LTD          AGOURON PHARMACEUTICALS, INC.


By:   /s/ Werner Henrich          By:   /s/ R. Kent Snyder
Name: Werner Henrich              Name: R. Kent Snyder
Title:Director                    Title:V.P Commercial Affairs


By:   /s/ Rudolf Schaffner        By:   /s/ Gary Friedman
Name: Rudolf Schaffner            Name: Gary Friedman
Title:Deputy Director             Title:V.P. & General Counsel


HOFFMANN-LA ROCHE INC.


By:   /s/ William H. Epstein
Name: William H. Epstein
Title:Asst. Secretary


 [PAGE]


                                   EXHIBIT A


A. THYMITAQ(TM) and AG3340 (MMP Inhibitor) Development Programs for Cancer Indications

     1. Agouron, under the terms and conditions specified below, grants Roche the exclusive right to co-promote with Agouron Thymitaq and AG3340 products for cancer indications in North America and the right to exclusively market such products for cancer indications in countries outside of North America.

     2. A Joint Development Committee ("JDC"), comprised of representatives from Roche and Agouron, shall oversee development of Thymitaq and AG3340 products for cancer indications. Decisions regarding development of Thymitaq and AG3340 products and the conduct of JDC activities shall be made as follows:

          a)     the JDC shall be chaired, *
     from Roche or Agouron.  The JDC shall meet in regular intervals, at
least *         per year with the first meeting taking place within 30
days after the signing of the Letter of Intent ("LOI");

          b)     *      shall establish development programs and development
budgets for Thymitaq and AG3340 products, and shall, if necessary, modify such development programs and development budgets;

          c)     the Thymitaq development program shall provide, at a
minimum,
 *













          d)     *

                    Each company's members of the JDC will reasonably consider the adoption of the other company's suggestions and will accept as many of such suggestions as are reasonable, based upon medical rationale, drug supply, and the need to conduct the studies in an expeditious manner; and

          e) if the JDC is unable to reach agreement on any decision required of it, the issue shall be submitted for consideration *


          If they are unable to agree, then the issue shall be resolved *



     3. Roche and Agouron shall collaborate to complete clinical studies aimed at achieving registration of Thymitaq in an expeditious manner for
hepatocellular carcinoma, head and neck cancer *                    and to
conduct additional clinical studies agreed to by the parties in order to expand Thymitaq cancer indications and usage. Under the direction of the JDC, Agouron shall be responsible for *

                    Roche and Agouron shall use reasonable diligence in the development and registration of Thymitaq in accordance with the Thymitaq development program. Reasonable diligence shall mean *

                    Effective from the date of signing the LOI, Roche shall be responsible for payment of eighty percent of the Thymitaq development costs *

                                         and Agouron shall be responsible for
payment  of twenty percent  of  such  Thymitaq  development  costs;
     *

                                Prior to the convening of the first JDC
meeting, Agouron *



     4. Under the direction of the JDC, subsequent to completion of Phase I studies for AG3340, Roche *
                                                        in accordance with
the following terms:

          a) Roche shall be responsible for payment of eighty percent of the AG3340 development costs and Agouron shall be responsible for payment of twenty percent of the AG3340 development costs; provided however that Roche
*



          b) Roche shall use reasonable diligence in the development and registration of AG3340 in accordance with AG3340 development program. Reasonable diligence shall mean *


          c)     *














     5.     *










     6.     *











     7. A Joint Marketing Committee ("JMC"), comprised of representatives from Roche and Agouron, shall oversee marketing of Thymitaq and AG3340 products for cancer indications. Decisions regarding marketing of Thymitaq and AG3340 products and the conduct of JMC activities shall be made as follows:

          a)     the JMC shall be chaired, *
     from Roche or Agouron.   The JMC shall meet  in regular  intervals, at
least *;

          b)     the JMC shall be responsible for the*
                           The JMC shall be responsible for *

                which shall, among other things, *
                                          The JMC shall also be responsible
for *

                                         to the extent possible.
Notwithstanding the preceding, Roche shall be responsible for *

                                To the extent possible, the local marketing
plans shall be *

          c)     *




          d)     *



          e) if the JMC is unable to reach agreement on any decision required of it, the issue shall be submitted for consideration *




     and

          f)     *







     8. Roche and Agouron shall collaborate to co-promote Thymitaq and AG3340 products for cancer indications in North America under the same trademark and based upon a marketing program to be agreed upon by the parties. Profits from sales of Thymitaq and AG3340 products for cancer indications in North America shall be shared by Roche and Agouron on a fifty-fifty basis, *



                                                         As soon as possible,
Agouron and Roche agree to discuss and negotiate in good faith
     *



                                          To the extent permitted by
applicable accounting rules, sales of Thymitaq and AG3340 (and Backup MMP Inhibitors) products in North America shall be booked 50-50 each by Roche and Agouron; *

                                                            If the parties
are co-promoting Thymitaq and AG3340 products, a Joint Finance Committee, comprised of representatives from Roche and Agouron, shall be established to oversee and approve the planning and budgeting of revenues and costs resulting from such co-promotional activities.

     9. Roche's rights to market Thymitaq and AG3340 products for cancer indications in all countries outside of North America shall be subject to diligent development and marketing efforts by Roche, on a country by country basis, and payment to Agouron of a royalty based upon net sales in the following amounts: Thymitaq-
     *      and AG3340-*.



















     10. In consideration of the rights granted to Roche by Agouron for Thymitaq and AG3340 products, Roche shall also pay to Agouron license issuance fees as follows:

             Thymitaq                                   $(MM)

             *


















           AG3340 or a Backup MMP Inhibitor

           *











     11. Roche and Agouron agree to discuss in good faith, future rights for Agouron to co-promote Thymitaq and AG3340 products in selected European countries, unless prohibited by law or regulation, based upon the following criteria:

           a)*



           b)*




           c)*


           d)*



           e)*



           f)*






           g)*


     12.     During the period that Roche is participating in development
and/or marketing of AG3340 *                    , Agouron agrees, on its own
or with a third party other than Roche, *



                 Each company's members of the JDC will discuss in good faith the development of *

     13.     *








     14. Roche and Agouron agree to cooperate to identify low-cost manufacturing sources for Thymitaq and AG3340. *




     15.     *























16.     *







17.     *




B.     Cell Cycle Control Research Program

     1. Roche and Agouron agree to collaborate to conduct a joint research program ("Research Program") focused on cell cycle control. The initial focus of the Research Program will be the discovery, development, and commercialization of drugs which inhibit the activity of CDK4 for any indications. The term of the Research Program ("Research Term") shall refer to the three year period commencing on the date of the signing of the LOI, unless such term is extended by the mutual written agreement of the parties. Compound(s) invented by Roche and/or Agouron, separately or jointly, in the Research Program during the Research Term are hereinafter referred to as "Program Compound(s)."

     2. During the initial three year period of the Research Term, Agouron *



in return for the payment to Agouron by Roche of $3,000,000 per year of research support funding; *







     3. A Joint Research Committee ("JRC"), comprised of representatives from Roche and Agouron, shall oversee the Research Program. Decisions regarding the Research Program and the conduct of JRC activities shall be made as follows:

          a)     the JRC shall be chaired, *
     from Roche or Agouron.  The JRC shall meet in regular intervals, at
least                   *               with the first meeting taking place
within 30 days after the signing of the LOI;

          b) the JRC shall establish and modify a research plan ("Research Plan") Which sets forth the goals and activities for the Research Program; and

          c)     the Research Plan shall *

          as agreed to mutually by the parties.

          d) decisions made by the JRC regarding the conduct of the Research Program *


     4.     Until the expiration of the Research Term, the parties agree to
provide each other with *          written summaries of their data and
results from the Research Program.

     5. Each party agrees, to the extent it is legally or contractually able to do so, to provide the other party *



                                        Each party agrees to keep the
confidential Information of the other party in confidence and not to utilize such Information for any purpose other than for conducting the Research Program. Unless the parties otherwise agree, termination of the Research Program for any reason will not give a party the right to utilize the confidential Information of the other party for any purpose and will not relieve a party of the obligation of confidentiality with respect to the Information of the other party.

     6. Roche shall be responsible for payment of eighty percent of the development costs of Program Compounds from the Research Program and Agouron shall be responsible for payment of twenty percent of such development costs. The development program *
                                          The JDC shall oversee development
of such Program Compounds. Decisions regarding development of the Program Compounds *


     7. In consideration for rights and obligations set forth elsewhere in this Exhibit A, the parties agree that Program Compounds shall be commercialized as follows:

          a) Roche shall have the exclusive marketing rights in Program Compounds developed in the Research Program in all countries outside of North America, subject to diligent development and marketing efforts, on a country by country basis, and payment to Agouron of the following royalties:

               (i) *


               (ii) *


               (iii) *












          b) Roche and Agouron shall have co-promotion rights in Program Compounds developed in the Research Program in North America under the same trademark and based upon a marketing program to be agreed upon by the parties. Profits from sales of Program Compounds in North America shall be shared by Roche and Agouron on a fifty-fifty basis, *

                    To the extent permitted by applicable accounting rules, sales of Program Compounds products in North America shall be booked 50-50 each by Roche and Agouron; *

                                    If the parties are co-promoting Program
Compounds, a Joint Finance Committee, comprised of representatives from Roche and Agouron, shall be established to oversee and approve the planning and budgeting of revenues and costs resulting from such co-promotional activities; and

          c) the JMC shall oversee marketing of Program Compounds. Decisions regarding marketing of Program Compounds shall be made or resolved using the same procedures as described in Section A-6 above.

     8. Additionally, Roche and Agouron agree to discuss in good faith a future right for Agouron to co-promote a Program Compound(s) in selected European countries, unless prohibited by law or regulation, based upon the following criteria:

          a)     *



          b)     *





          c)     *



          d)     *



          e)     *




          f)     *





          g)     *


     9. In consideration of the rights granted to Roche by Agouron in Program Compound(s), Roche agrees pay to Agouron license issuance fees as follows:

          Program Compound                                   $(MM)

          *










          The above license fees shall be payable by Roche one time only.

     10. Roche and Agouron agree to cooperate to identify low-cost manufacturing sources for Program Compounds. Roche shall be responsible for the costs of inventory buildup in all countries where it holds exclusive marketing rights to Program



Compounds; the parties shall share the costs of inventory buildup in North America.

     11.     *

























     12.     *






     13.     *



C.     Roche Cancer Product

     1.     Roche, *

                          shall offer such marketing or acquisition rights to
such Roche Cancer Product in the United States to Agouron before offering such rights to an independent third party. If Agouron declines such offer, Roche shall use its reasonable efforts to offer Agouron alternative Roche Cancer Product(s) in the United States provided it wishes to offer such rights to an independent third party. For the purposes of this paragraph, a Roche Affiliated Company will not be considered an independent third party; an "Affiliated Company" is any company controlling, controlled by, or under common control with Roche as indicated by direct or indirect ownership or control of a least fifty percent (50%) of the voting stock or similar interest. Without limiting the generality of the foregoing, F. Hoffmann-La Roche Ltd., Hoffmann-La Roche, Inc., Roche Products Limited and Genentech, Inc. are considered to be Affiliated Companies.

     2. If Agouron has not accepted marketing or acquisition rights to a Roche Cancer Product before*



                                   then Roche will offer Agouron co-promotion
 rights in *                in North America.  The obligation to offer
Agouron co-promotion rights *               in North America will also be
applicable to *


     3.     If Agouron elects to accept co-promotion rights in North America
in *            which is offered to it pursuant to the terms of Section C-2,
then Agouron shall have the right to co-promote such *           in North
America under the same trademark and based upon a marketing program agreed to
by the parties.  If development of such *               is incomplete in
North America, commencing on the date of such election, Roche shall be responsible for payment of eighty percent of the remaining worldwide
development costs for *                and Agouron shall be responsible for
payment of the lesser of:  *

                                                        in North America
shall be shared by Roche and Agouron on a fifty-fifty basis, assuming *


     4. In consideration of the rights granted to Agouron by Roche in a * Agouron shall also pay to Roche license issuance fees as follows:

     *








D.     Patent Costs

     1.     *